UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 4, 2014

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Compensatory Arrangements of Certain Officers

On September 4, 2014 at 8:30 a.m. Central Time, School Specialty, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders at School Specialty’s headquarters, located at W6316 Design Drive, Greenville, Wisconsin. At the 2014 Annual Meeting of Stockholders, the stockholders of the Company approved the 2014 Incentive Plan of School Specialty, Inc. (the “2014 Plan”). The 2014 Plan provides for the following types of awards to our directors, employees and consultants:

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nonqualified stock options;

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incentive stock options;

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restricted stock;

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restricted stock units;

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stock appreciation rights; and

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incentive bonuses.

Under the 2014 Plan, the maximum number of shares which may be issued is 150,000 shares of common stock.

The foregoing description of the 2014 Plan is qualified in its entirety by reference to the 2014 Plan attached as Appendix A to the Proxy Statement on Schedule 14A filed on July 28, 2014 in connection with the 2014 Annual Meeting of Stockholders, which is incorporated by reference herein.

Item 5.07

Submission of Matters to a Vote of Security Holders

At our 2014 Annual Meeting of Stockholders, our stockholders voted on proposals to: (1) elect the four individuals nominated by the Board of Directors of the Company to serve as directors until the 2015 Annual Meeting of Stockholders; (2) approve the 2014 Plan; (3) approve an advisory resolution on the compensation of the Company’s named executive officers; and (4) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2015. The final voting results on these proposals are as follows:

			For	Against	Abstain	Broker Non-Vote
1.	(a)	Election of James R. Henderson	738,223	0	0	85,861
	(b)	Election of Justin Lu	738,223	0	0	85,861
	(c)	Election of Madhu Satyanarayana	738,223	0	0	85,861
	(d)	Election of Joseph M. Yorio	644,693	93,530	0	85,861
2.		Approval the 2014 Incentive Plan	738,223	0	0	85,861
3.		Approval of an advisory resolution on the compensation of the Company’s named executive officers	738,223	0	0	85,861
4.		Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2015	824,084	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: September 5, 2014	By: /s/ Kevin Baehler
Kevin Baehler Interim Chief Financial Officer

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